UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 27, 2006

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

(i)	Amendment of Severance Compensation Agreement

On January 25, 2006, Energen Corporation and William Michael Warren, Jr., Energen's Chairman, President and Chief Executive Officer, amended and restated the October 27, 1999 Severance Compensation Agreement between Energen and Mr. Warren. Prior to amendment, the Agreement provided for a change in control severance payment to Mr. Warren equal to 300% of compensation.

The amendment reduces the severance payment to 200% of compensation if severance occurs prior to June 8, 2006, and 100% thereafter. June 8, 2006 is Mr. Warren's 59th birthday. For purposes of the agreement, compensation is defined as annual base salary in effect immediately prior to the change in control plus the highest annual cash bonus earned during the three fiscal years prior to the change in control.

Prior to amendment, terminations qualifying for a change in control severance payment included a voluntary termination by Mr. Warren during the 30-day period immediately following the first anniversary of a change in control. As amended, such a voluntary termination is no longer a qualified termination.

A copy of the amended Severance Compensation Agreement is attached as Exhibit 99.1 to this report.

(ii)	James T. McManus, II

On January 25, 2006, the Board of Directors of Energen Corporation (the "Company") promoted James T. McManus, II to the position of President and Chief Operating Officer of the Company. Mr. McManus will also continue as President of the Company's subsidiary Energen Resources Corporation.

Also, on January 25, 2006 the Board of the Company approved an annual base salary of $430,000 for Mr. McManus. Mr. McManus will continue to participate in the Company's compensation and benefit programs available to the Company officers and employees.

ITEM 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 25, 2006, the Board of Directors of Energen Corporation promoted James T. McManus, II to the position of President and Chief Operating Officer of the Company. Mr. McManus will also continue as President of the Company's subsidiary Energen Resources Corporation.

Mr. McManus has been employed by the Company in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources in October 1995 and President of Energen Resources in April 1997.

The press release announcing Mr. McManus' promotion is attached as Exhibit 99.2 to this report.

ITEM 8.01	Other Events

Amendment of 1997 Stock Incentive Plan

On January 25, 2006, the Board of Directors of Energen Corporation amended Section 8.2 of the Company's 1997 Stock Incentive Plan to provide that payment of earned Performance Share Awards will be made in the form of shares of Company stock with no portion of an Award paid in cash. Prior to the amendment, payment could be made in cash or in a combination of stock and cash. A copy of the amended Plan is attached as Exhibit 99.3 to this report.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Severance Compensation Agreement dated January 25, 2006
99.2	Press Release dated January 25, 2006
99.3	1997 Stock Incentive Plan, as amended effective on January 1, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

January 27, 2006	By /s/ G. C. Ketcham

G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation